Exhibit 99.1

J. Michael Gullard Joins DynTek’s Board of Directors
Monday June 6, 7:30 am ET

IRVINE, Calif., June 6 /PRNewswire-FirstCall/ — DynTek, Inc. (OTC Bulletin Board: DYTK - News, DYTKP - News, DYTKW - News), a leading provider of professional technology services, advanced network infrastructure, voice over internet protocol (“VOIP”), and IT security solutions announced today that J. Michael Gullard has been appointed to the company’s board of directors.

“With years of experience as a senior technology executive and venture capitalist, Mr. Gullard brings DynTek extensive expertise in the management, growth and financial operations of public technology companies,” said Robert Webber, DynTek’s president and director. “His insights, financial experience and technical acumen will be valuable additions to our board of directors.”

“I am pleased to join DynTek’s board of directors,” said Gullard. “The company is built on a strong foundation of technical talent and regional expertise. I look forward to working with the management team to implement the strategies and tactics necessary to help the company grow the business profitably.”

“Mr. Gullard has a unique understanding of how to use limited capital to stimulate the growth necessary to become a consistently profitable organization,” said Casper Zublin, Jr., DynTek’s chief executive officer. “Further, we believe that his insight into the industry will help us quickly create a profitable operating structure.”

Mr. Gullard has been the General Partner of Cornerstone Management, a venture capital and consulting firm specializing in software and data communications companies since 1984. From 1992 to 2004, he served as Chairman of NetSolve, Incorporated, a publicly-held corporation that provides IT infrastructure management services on an outsourced basis. From 1996 to 2004, Mr. Gullard also served as Chairman of Merant PLC (formerly Micro Focus Group Ltd.), a publicly-held corporation that specializes in change management software tools.

Previously, Mr. Gullard held a variety of senior financial and operational management positions at Intel Corporation from 1972 to 1979. During that period, Intel grew from approximately $20 million to over $700 million in annual revenue. Mr. Gullard holds a B.A. degree in Economics from Stanford University, and an M.B.A. from Stanford’s Graduate School of Business.

About DynTek

DynTek is a leading provider of professional technology services to government, education and mid-market commercial customers in the largest IT markets nationwide. The company provides solutions that address the critical business needs of organizations today, such as IT security, voice and data convergence (VOIP), enterprise access and technology management. Our practice areas incorporate an approach and methodology derived from over 18 years of experience in the assessment, design, implementation, management and support of technology solutions. For more information, visit www.dyntek.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to comply with the terms of the Textron Factoring Facility and/or other term indebtedness of the Company, and to extend such obligations when they become due, or to replace them with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company’s obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance in the state of Virginia, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully integrate recent acquisitions, the ability to continue to implement an acquisition growth strategy, the ability to achieve financial targets, the retention of certain key managers, the performance of successful government and commercial technology services, the ability to develop and upgrade our technology, the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and product, the ability to maintain its securities on the NASD OTC Bulletin Board or other markets in the future, and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2004, our Quarterly Reports on Form 10-Q filed on November 15, 2004, February 14, 2005, and May 16, 2005, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

Source: DynTek, Inc.